Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP PLANS TO OUTSOURCE TECHNICAL MANAGEMENT OF ITS INTERNATIONAL FLAG SHIPPING BUSINESS

New York, NY – January 13, 2014 - Overseas Shipholding Group, Inc. (OTC: OSGIQ) (the “Company,” or “OSG”) today announced that it intends to outsource the technical management of its International Flag shipping business to V.Ships, a leading third-party ship manager. The outsourcing contract with V.Ships is subject to the approval of the Bankruptcy Court, which will be sought today and will be heard on February 3, 2014. The Company’s U.S. Flag business will continue with its current strategy and will continue to be headquartered in Tampa, FL. Customers, employees, vendors and others involved with OSG’s U.S. Flag business will see few, if any, changes.

Pursuant to a newly focused strategy, the outsourcing of technical management will provide the Company’s International Flag business with a competitive cost structure, consistent with industry best practice, that will enable it to take advantage of future market opportunities. This new strategy will include the use of a world-class third-party ship management company, V.Ships, to provide technical management services to OSG’s International Flag conventional tanker fleet. The International Flag business, which has a strong history of pool participation, will now utilize pools as the principal commercial strategy for all of its vessels, and OSG intends to participate in independently managed tanker pools.

“The simplification of our International business will allow us to rely upon the economies of scale, systems, and expertise of leading third parties,” said OSG’s chief executive officer, Capt. Bob Johnston. “By outsourcing technical management and pursuing a pool strategy for all our international vessels, we will position our international business to emerge successfully from Chapter 11 with a smaller, more-concentrated fleet without the need for costly systems, multiple offices and the associated expense. Outsourcing will allow our international management team to focus on the strategic direction of the business as the market recovers by retaining key operational and commercial oversight.

“As we make this transition, we are committed to providing the same high level of service to our customers and maintaining our focus on safety, quality and environmental compliance. Customers will continue to be served by the same highly trained OSG crews as before, but under management by V.Ships, a larger organization with an established track record of incorporating industry best practices system-wide. For vendors, suppliers and others involved with our International Flag business, there will be a seamless transition as V.Ships assumes various functions. As we continue our restructuring process and emerge from Chapter 11 as a stronger, more-focused business, we are confident that we will be well positioned to succeed,” concluded Capt. Johnston.

1301 Avenue of the Americas, 42nd Floor	1
New York, NY 10019

Corporate Communications
Tel: +1 212 578 1612	www.osg.com

Exhibit 99.1

About OSG
Overseas Shipholding Group, Inc. is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements are based on OSG management's current expectations and assumptions and are subject to a number of risks, uncertainties and other factors, many of which are beyond the control of OSG, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Statements about management's expectations are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Factors, risks and uncertainties that could cause actual results to differ from the expectations reflected in these forward-looking statements are described in OSG’s report on Form 10-Q for the quarter ended September 30, 2013. The Company disclaims any obligation to update any forward-looking statements.

Contacts:
Chuck Burgess	OSG Corporate Communications
The Abernathy MacGregor Group	(212) 578-1612
(212) 371-5999
CLB@abmac.com

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1301 Avenue of the Americas, 42nd Floor	2
New York, NY 10019

Corporate Communications
Tel: +1 212 578 1612	www.osg.com